SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 15, 2007, by and among Tribeworks, Inc., a Delaware corporation, (the “Company”); all of its subsidiaries: Atlas Technology Group Holdings Limited, a Malta company, Atlas Technology Group (NZ) Limited, a New Zealand company, TakeCareofIT Limited, a Malta company, Atlas Technology Group (US), Inc. (“ATG US”), a Delaware corporation, Atlas Technology Group Consulting Inc., a Delaware corporation, BLive Networks Inc., a British Columbia corporation (collectively the “Subsidiaries”); and West Coast Opportunity Fund, LLC, a Delaware limited liability company, (the “Buyer”).

WHEREAS:

A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company and ATG US desire to issue and sell or grant to Buyer, as applicable, and Buyer desires to purchase (i) senior secured promissory notes in the aggregate original aggregate principal amount of $5,000,000 in substantially the form attached hereto as Exhibit A (the “Promissory Notes”) from ATG US; (ii) a yield enhancement consisting of up to 6,500,000 shares (each, a “Yield Enhancement Share”) of the authorized but unissued shares of the Company’s common stock, $0.0004 par value per share (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event) (the “Common Stock”) from the Company; and (iii) warrants (the “Warrants”) to purchase up to 6,500,000 shares of Common Stock (the “Warrant Shares”) from the Company in substantially the form attached hereto as Exhibit B; all upon the terms and subject to the conditions set forth in this Agreement.

C. Contemporaneously with the execution and delivery of this Agreement, the Company and Buyer are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Securities and Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

D. The Promissory Notes, the Yield Enhancement Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

E. Prior to or at the Closing (as defined below), the Company and Buyer shall establish an escrow account at Wells Fargo Bank, NA in Seattle, Washington pursuant to an escrow agreement substantially in the form attached hereto as Exhibit D (the “Escrow Agreement”), to hold undistributed portions of the Note Purchase Price (as defined below) until such time as they have been disbursed to the Company, pursuant to the terms hereof and of the Escrow Agreement (the “Escrow Account”).

F. Contemporaneously with the execution and delivery of this Agreement, the Company and all of its subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”), are pledging, assigning and granting to Buyer a first-priority security interest, pursuant to a Security Agreement substantially in the form attached hereto as Exhibit E (the “Security Agreement”), in all of the Company's and its Subsidiaries’ right, title and interest in and to all assets owned or hereafter acquired by the Company and its Subsidiaries (the “Collateral”) to secure the prompt and complete payment and performance of obligations under the Promissory Notes and the other Transaction Documents (as defined below).

G. Contemporaneously with the execution and delivery of this Agreement, the Company and all of its Subsidiaries other than ATG US are executing and delivering a Guaranty, substantially in the form attached hereto as Exhibit F (the “Guaranty” and collectively with the Escrow Agreement, Registration Rights Agreement, Warrants, Security Agreement, the Promissory Notes, this Agreement, and each of the other agreements required to be entered into by parties hereto in connection with the transactions contemplated by this Agreement, the “Transaction Documents”), pursuant to which the Subsidiaries have agreed to guaranty the obligations of the Company under the Promissory Notes and the other Transaction Documents.

NOW, THEREFORE, the Company and Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PROMISSORY NOTES, WARRANTS AND YIELD ENHANCEMENT SHARES.

(a) Purchase Price. The aggregate purchase price of the Promissory Notes and the Warrants of $5,000,000 (the “Note Purchase Price”), shall be paid to the Company by Buyer in two equal payments of $2,500,000 on the Closing Date (as defined below) and July 10, 2007 (the “Second Tranche Payment Date”) subject to the closing conditions set forth herein. The aggregate purchase price of the Yield Enhancement Shares of $2,000 (the “Yield Enhancement Purchase Price”) shall be paid in two equal payments of $1,000 on the Closing Date (as defined below) and the Second Tranche Payment Date.

(b)  First Tranche.

(i) Subject to and in reliance upon the representations and warranties set forth in Section 3 below, and the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, (1) the Company and ATG US, as applicable, shall issue and sell to Buyer, and Buyer agrees to purchase from the Company on the Closing Date, (A) the initial Promissory Note in the principal amount of $2,500,000 (the “Initial Promissory Note”) from ATG US and (B) Warrants to purchase 3,250,000 shares of Common Stock of the Company (the “Initial Warrants”) from the Company and (2) the Company shall issue and sell to Buyer, and Buyer agrees to purchase 3,250,000 Yield Enhancement Shares (the “Initial Yield Enhancement Shares”) from the Company on the Closing Date. The aggregate purchase price of the Initial Promissory Note and Initial Warrants to be purchased by Buyer on the Closing Date shall be equal to $2,500,000 (the “Initial Note Payment”). The purchase price of the Initial Yield Enhancement Shares to be purchased by Buyer on the Closing Date shall be $1000 (the “Initial Yield Enhancement Payment”). The closing of the purchase of the Initial Promissory Note, the Initial Warrants and the Initial Yield Enhancement Shares by Buyer and the Company (the “Closing”) shall occur at the offices of Hughes and Luce LLP, 1717 Main Street, Dallas, Texas 75201 on June 15, 2007 (the “Closing Date”) at 10:00 a.m., local time.

(ii) At Closing, (1) Buyer shall pay the Initial Note Payment to the Company or the escrow agent and the Escrow Account (the “Escrow Agent”), as applicable, pursuant to Section 1(b)(iii) for the Initial Promissory Note and the Initial Warrants and shall pay the Initial Yield Enhancement Payment for the Initial Yield Enhancement Shares to be issued and sold to Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s and Escrow Agent’s (as applicable) written wire instructions, (2) the Company shall deliver to Buyer (A) the Initial Promissory Note, duly executed on behalf of the Company and registered in the name of Buyer or its designee, (B) the Initial Warrants which Buyer is purchasing, duly executed on behalf of the Company and registered in the name of Buyer (C) a stock certificate representing the Initial Yield Enhancement Shares which Buyer is purchasing, duly executed on behalf of the Company and registered in the name of Buyer.

(iii) At Closing, Buyer will pay $1,000,000 of the Initial Note Payment directly to the Company; and the remaining $1,500,000 of the Initial Note Payment will be deposited into the Escrow Account, to be immediately released and paid to the Company pursuant to the terms of the Escrow Agreement.

(c)  Second Tranche.

(i) Subject to and in reliance upon the representations and warranties set forth in Section 3 below, and the satisfaction (or waiver) of the conditions set forth in Section 6(b) and Section 7(b), below, (i) the Company and ATG US, as applicable, shall issue and sell to Buyer, and Buyer agrees to purchase on the Second Tranche Payment Date, the following: (A) the second Promissory Note in the principal amount of $2,500,000 (the “Secondary Promissory Note”) from ATG US, (B) Warrants to purchase an additional 3,250,000 shares of Common Stock of the Company (the “Secondary Warrants”) from the Company and (C) an additional 3,250,000 Yield Enhancement Shares (the “Secondary Yield Enhancement Shares”) from the Company. The aggregate purchase price of the Secondary Promissory Note and Secondary Warrants to be purchased by Buyer on the Second Tranche Payment Date shall be equal to $2,500,000 (the “Second Note Payment”). The aggregate purchase price of the Secondary Yield Enhancement Shares to be purchased by Buyer on the Second Tranche Payment Date shall be equal to $1,000 (the “Second Yield Enhancement Payment”). The closing (the “Second Tranche Closing”) of the purchase of the Secondary Promissory Note, Secondary Warrants and Secondary Yield Enhancement Shares by Buyer shall occur at the offices of Hughes and Luce LLP, 1717 Main Street, Dallas, Texas 75201 on the Second Tranche Payment Date at 10:00 a.m., local time.

(ii) At the Second Tranche Closing, (1) Buyer shall pay the Second Note Payment to the Company and the Escrow Agent, as applicable, pursuant to Section 1(c)(iii) for the Secondary Promissory Note and Secondary Warrants and shall pay the Second Yield Enhancement Payment for the Secondary Yield Enhancement Shares to be issued and sold to Buyer at the Second Tranche Closing, by wire transfer of immediately available funds in accordance with the Company’s and Escrow Agent’s (as applicable) written wire instructions, (2) the Company shall deliver to Buyer the Secondary Promissory Note, Secondary Warrants and a stock certificate representing the Secondary Yield Enhancement Shares which Buyer is purchasing, duly executed on behalf of the Company and registered in the name of Buyer.

(iii) The entire amount of the Second Note Payment will be paid into the Escrow Account by Buyer at the Second Tranche Closing, to be immediately released and paid to the Company pursuant to the terms of the Escrow Agreement.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants with respect to only itself that:

(a) Organization of Buyer. Buyer is a limited liability company duly formed, validly existing, and in good standing under the laws of Delaware.

(b) Authorization of Transaction. All limited liability company action on the part of Buyer necessary for the authorization, execution, delivery and performance by Buyer of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered by Buyer, each of the Transaction Documents to which it is a party, will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. Buyer has all requisite limited liability company power and authority to enter into each of the Transaction Documents to which it is a party, and to carry out and perform its obligations under the terms hereof and thereof.

(c) No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party, by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of Buyer’s organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Buyer or by which any property or asset of Buyer is bound or affected.

(d) Consents. All consents, approvals, orders and authorizations required on the part of Buyer in connection with the execution, delivery or performance by Buyer of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated herein by Buyer have been obtained and are effective as of the date hereof.

(e) No Public Sale or Distribution. Buyer is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the 1933 Act, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term, and reserves the right to dispose of the Securities or Warrant Shares at any time in accordance with or pursuant to the Registration Rights Agreement, a registration statement or an exemption under the 1933 Act. Buyer is acquiring the Securities hereunder in the ordinary course of its business. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities or Warrant Shares.

(f) Investor Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. Buyer’s financial condition is such that it is able to bear the risk of holding the Securities and the Warrant Shares for an indefinite period of time and the risk of loss of its entire investment. Buyer has sufficient knowledge and experience in financial and business matters and in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company. Buyer fully understands that the Securities and the Warrant Shares are speculative investments which involve a high degree of risk of loss of Buyer’s entire investment, and is able to bear the economic risks of an investment in the Company. Buyer is fully informed as to the business conducted by the Company.

(g) Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

(h) Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(i) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j) Transfer or Resale. Buyer may not transfer or offer to transfer the Promissory Notes. Buyer understands that except as provided in the Registration Rights Agreement: the offer and sale of the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and the Securities may not be offered for sale, sold, assigned or transferred unless (A) the resale of the Securities has subsequently been registered thereunder, (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Yield Enhancement Shares or Warrant Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or, in each case, a successor rule thereto).

(k) Legends. Buyer understands that the certificates or other instruments representing the representing the Yield Enhancement Shares, Warrants and Warrant Shares, until removed in accordance with Section 3(k) of the Registration Rights Agreement, and except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (i) such Yield Enhancement Shares, Warrants or Warrant Shares are registered for resale under the 1933 Act, and Buyer has complied with Section 3(k) of the Registration Rights Agreement, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such Securities are sold, assigned or transferred pursuant to Rule 144, or such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k).

Buyer understands that the Promissory Notes shall bear the following restrictive legend:

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SECTION 25102(F) OF THE CALIFORNIA CORPORATIONS CODE AND THE REGULATIONS PROMULGATED THEREUNDER, OR THE SECURITIES LAWS OF ANY OTHER STATE. THIS NOTE MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED.

(l) Intentionally Omitted.

(m) Affiliations with Broker-Dealers. Buyer is not itself, or is not otherwise an affiliate of, a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (the “Exchange Act”); provided, however, that if Buyer is itself, or is otherwise an affiliate of, a broker-dealer, then Buyer, at the time of purchase of the Securities, did not have any direct or indirect agreements or understandings with any Person to distribute the Promissory Notes, Yield Enhancement Shares, Warrants or Warrant Shares. For purposes of the preceding sentence, an affiliate of a broker-dealer is any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(n) Short Sales and Confidentiality Prior to Effective Date. During the last thirty (30) days prior to the Closing Date, neither Buyer nor any affiliate of Buyer, foreign or domestic, has, directly or indirectly, effected or agreed to effect any short sale (as defined in Rule 200 of Regulation SHO under the Exchange Act), whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrowed or pre-borrowed any shares of Common Stock, or granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Stock or other securities purchased pursuant to this Agreement. Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) other than to other Persons that are a party to this Agreement.

(o) No Representations, Guaranties or Warranties. Other than as set forth herein, there have been no representations, guaranties, or warranties made to Buyer by the Company, its Subsidiaries, or its agents or employees, or by any other person, expressly or by implication, with respect to (i) the approximate length of time that Buyer will be required to remain an owner of the Securities; (ii) the percentage of profit and/or amount of or type of consideration, profit, or loss (including, without limitation, tax benefits) to be realized, if any, as a result of investment in the Securities and (iii) the possibility that the past performance or experience on the part of any officer or director of the Company, or of any other person, might in any way indicate the predictable results of operations of the Company, or of ownership of the Securities. Buyer knows of no breach of any representation or warranty of the Company as of the date hereof.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and its Subsidiaries represent and warrant to Buyer that each and all of the following representations and warranties made by the Company or the Subsidiaries, where applicable, (as modified by the disclosure schedules delivered to Buyer contemporaneously with the execution and delivery of this Agreement (the “Schedules”)) are true and correct as of the date of this Agreement. The Schedules shall be arranged by the Company in paragraphs corresponding to the sections and subsections contained in this Section 3.

(a)  Organization and Qualification. The Company and each Subsidiary is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, taken as whole, or on the transactions contemplated hereby and by the other Transaction Documents, or on the authority or ability of the Company or its Subsidiaries to perform its obligations under the Transaction Documents. The Company has no subsidiaries except those that are a party to this Agreement.

(b)  Authorization; Enforcement; Validity. The Company and each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and each Subsidiary has been duly authorized by the board of directors of the Company and each Subsidiary and the consummation by the Company and each Subsidiary of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the board of directors of the Company and (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and other than filings with “Blue Sky” authorities as required therein) no further filing, consent, or authorization is required by the Company, any Subsidiary or their respective board of directors or stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and each Subsidiary, and constitute the legal, valid and binding obligations of the Company and each Subsidiary, enforceable against the Company and each Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)  Issuance of Securities. The issuance of the Securities is duly authorized and free from all taxes, liens and charges with respect to the issue thereof. Upon issuance at each of the Closing Date and the Second Tranche Payment Date, the Yield Enhancement Shares and Warrants will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations made by Buyer in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)  No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and each Subsidiary and the consummation by the Company and each Subsidiary of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Company’s Articles of Incorporation, the Company’s Bylaws, or the governing documents of any of the Subsidiaries or the terms of any capital stock of the Company or any of its Subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e)  Consents. The Company and its Subsidiaries are not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof (other than (x) filing with the SEC of a Form 8-K, Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (y) filings with “Blue Sky” authorities, and (z) filings required by the Security Agreement). All consents, authorizations, orders, filings and registrations which the Company and the Subsidiaries are required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and each Subsidiary is unaware of any facts or circumstances which might prevent the Company and its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of its reporting requirements under the 1933 Act and has no knowledge of any facts which would reasonably lead to suspension of the quotation of its Common Stock on the NASD Over-the-Counter Bulletin Board (the “OTCBB”) in the foreseeable future.

(f)  Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that Buyer is not (i) an officer or director of the Company or any Subsidiary, (ii) to the knowledge of the Company or any Subsidiary, an “affiliate” of the Company or any Subsidiary (as defined in Rule 144) prior to the Closing Date or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act) prior to the Closing Date. Company further acknowledges that Buyer not is acting as a financial advisor or fiduciary of the Company or any Subsidiary (or in any similar capacity) with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s and the Subsidiaries’ decisions to enter into this Agreement and the other Transaction Documents have been based solely on the independent evaluation by the Company, the Subsidiaries and their respective representatives.

(g)  No Integrated Offering. Neither the Company, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(h)  U.S. Real Property Holding Corporation. Company is not is, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company will so certify upon the request of Buyer.

(i)  Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j)  SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, or as subsequently amended, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents, as amended, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(k)  Absence of Certain Changes. Except as disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2007, since March 31, 2007, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since March 31, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000, other than ordinary course of business. None of the Company or any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law or does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. None of the Company or any of its Subsidiaries as of the Closing or Second Tranche Closing, and after giving effect to the transactions contemplated hereby to occur at the Closing or Second Tranche Closing, will be Insolvent (as defined below). For purposes of this Section 3(k), “Insolvent” means, with respect to the Company or any Subsidiary (i) the present fair saleable value of the Company’s or any Subsidiary’s assets is less than the amount required to pay the Company’s of any Subsidiary’s total Indebtedness (as defined in Section 3(q)), as applicable, (ii) the Company or any Subsidiary is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company or any Subsidiary intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company or any Subsidiary, has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(l)  No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the transaction contemplated by the Transaction Documents, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form SB-2 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(m)  Conduct of Business; Regulatory Permits. None of the Company or its Subsidiaries is in violation of any term of or in default under its articles or certificate of incorporation or bylaws or other governing documents. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries. Without limiting the generality of the foregoing, the Company has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock. During the one (1) year period prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC and (ii) the Company has received no communication, written or oral, from the SEC regarding the suspension or delisting of the Common Stock. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and during the one (1) year period prior to the date hereof, neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)  Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, and any and all applicable rules and regulations promulgated by the SEC thereunder, except where the failure to be in compliance would not have a Material Adverse Effect.

(o)  Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(p)  Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (x) 200,000,000 shares of Common Stock, of which, as of the date hereof, 26,531,805 shares are issued and outstanding, 7,016,284 shares of the Company’s outstanding shares are reserved for issuance pursuant to the Company’s stock option and purchase plans listed in Schedule 3(p), and 803,000 shares are reserved for issuance upon the exercise of warrants subject to the warrant agreements listed in Schedule 3(p) and (y) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which as of the date hereof, zero shares are issued and outstanding. All of the outstanding shares of the Company have been validly issued and are fully paid and nonassessable. The authorized capital stock of Atlas Technology Group Holdings Limited consists of 50,000 shares, of which, as of the date hereof, 10,000 shares are issued and outstanding and zero shares are issued or reserved for issuance pursuant to stock options or warrants. The authorized capital stock of Atlas Technology Group (NZ) Limited consists of 100 shares, of which, as of the date hereof, 100 shares are issued and outstanding and zero shares are reserved for issuance pursuant to stock options or warrants. The authorized capital stock of TakeCareofIT consists of 50,000 shares, of which, as of the date hereof, 10,000 shares are issued and outstanding and zero shares are issued or reserved for issuance pursuant to stock options or warrants. The authorized capital stock of ATG US consists of 1,000 shares, of which, as of the date hereof, 1,000 shares are issued and outstanding and zero shares are issued or reserved for issuance pursuant to stock options or warrants. The authorized capital stock of Atlas Technology Group Consulting Inc. consists of 1,000 shares, of which, as of the date hereof, 1,000 shares are issued and outstanding and zero shares are issued or reserved for issuance pursuant to stock options or warrants. The authorized capital stock of BLive Networks Inc. consists of 100 shares, of which, as of the date hereof, 100 shares are issued and outstanding and zero shares are reserved for issuance pursuant to stock options or warrants. Except as disclosed in the SEC Documents or Schedule 3(p): (i) none of the Company’s or its Subsidiaries’ share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional share capital of the Company or any Subsidiary or any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any Subsidiary; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any Subsidiary or by which Company or any Subsidiary is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any Subsidiary; (v) there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of any of its securities under the 1933 Act (except the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any Subsidiary which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities or Warrant Shares; (viii) the Company and its Subsidiaries have no stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or it Subsidiaries’ businesses. Schedule 3(p) contains true, correct and complete copies of (i) the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (“the Company’s Articles of Incorporation”) and (ii) the Company’s Bylaws, as amended and as in effect on the date hereof (“the Company’s Bylaws”).

(q)  Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or Schedule 3(q), neither the Company nor any of its Subsidiaries (i) have any outstanding Indebtedness, (ii) are a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) are in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, or (iv) are a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect, except as otherwise disclosed in Schedule 3(q). For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(r)  Absence of Litigation. Except as disclosed in the SEC Documents or in writing to Buyer, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency (including the SEC), self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or the Company, the Common Stock or any of its Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors.

(s)  Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. In the past one (1) year, neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)  Employee Relations. Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of Company or any of its Subsidiaries has notified Company or any such Subsidiary that such officer intends to leave Company or any such Subsidiary or otherwise terminate such officer’s employment with Company or any such Subsidiary. No executive officer of Company or any of its Subsidiaries, to the knowledge of Company or any such Subsidiary, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)  Title. The Company and its Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except Permitted Liens (as such term is defined in the Promissory Notes) and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(v)  Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s or any of its Subsidiaries’ Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(w)  Environmental Laws. Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)  Subsidiary Rights. Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by Company or such Subsidiary.

(y)  Investment Company. Neither the Company nor its Subsidiaries are, or are an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)  Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(aa)  Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company ’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as otherwise disclosed in the SEC Documents, during the twelve months prior to the date hereof, neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(bb)  Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc)  Ranking of Promissory Note. Except as permitted by the Promissory Notes, no Indebtedness of the Company will rank senior to or pari passu with the Promissory Notes.

(dd)  Transfer Taxes. On the Closing Date and the Second Tranche Payment Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to Buyer hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

(ee)  Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (except for customary placement fees payable in connection with this transaction), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company (except for customary placement fees payable in connection with this transaction).

(ff)  Commission and Brokers. Other than the commission to be paid to Equity Source Partners, LLC set forth on Schedule 3(ff), no commission has been charged or shall be payable to any person with respect to the issuance and sale by the Company to Buyer of the Securities or the completion of any other transaction contemplated by this Agreement as a result of any action or agreement on the part of Company; and Company has not retained, utilized or been represented by any other broker or finder in connection with the transactions contemplated by this Agreement. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(gg)  Foreign Corrupt Practices. Neither Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(hh)  No General Solicitation; Placement Agent’s Fees. The Company, the Subsidiaries nor any of their affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or their investment advisors) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

(ii)  Disclosure. The Company understands and confirms that Buyer will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Buyer, the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company knows of no breach of any representation or warranty of Buyer as of the date hereof.

4. COVENANTS.

(a)  Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)  Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date or Second Tranche Payment Date, as applicable, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Buyer on or prior to the Closing Date. Each of the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)  Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Yield Enhancement Shares, Warrants, Warrant Shares and the Promissory Notes are no longer outstanding (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)  Use of Proceeds. The Company will use the proceeds from the sale of the Securities (i) for the fees and expenses associated with the sale of the Securities and (ii) for general corporate purposes.

(e)  Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period: (i) unless filed with the SEC through EDGAR and available to the public through the EDGAR system, within one business day after the filing thereof with the SEC, a copy of all Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act of the Company , (ii) on the same day as the release thereof, copies of all press releases issued by Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(f)  Listing. To the extent the Registrable Securities (as defined in the Registration Rights Agreement) are listed upon a national securities exchange or automated quotation system that provides for the listing of securities, the Company shall promptly secure the listing of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall not take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)  Fees. The Company shall reimburse Buyer or its designee(s) for reasonable and documented costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith) up to an amount not to exceed $15,000, which amount shall be withheld by Buyer from the Initial Note Payment at the Closing. The Company shall be responsible for the payment of, and shall pay, any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by Buyer or its investment advisors) relating to or arising out of the transactions contemplated hereby, and shall hold Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(h)  Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., Washington, D.C. time, on the second business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Promissory Note, form of Warrant, Security Agreement, Guaranty and the Registration Rights Agreement) (including all attachments, the “8-K Filing”). Any material non-public information provided by the Company to Buyer in connection with this transaction shall be included by the Company within the aforementioned 8-K Filing. From and after the filing of the 8-K Filing with the SEC, the Company represents and acknowledges that Buyer shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents, in addition to any other remedy provided herein or in the Transaction Documents, Buyer shall, to the extent it becomes aware of such breach, notify the Company of such breach and the material, nonpublic information the receipt of which resulted in such breach. Within two business days of receipt of such notice, the Company shall either (a) deliver a notice to Buyer certifying such material, non-public information has already been publicly disclosed by the Company or (b) make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information. Subject to the foregoing, neither the Company, its Subsidiaries nor Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), Company shall not disclose the name of Buyer or its affiliates in any filing, announcement, release or otherwise except in the 8-K Filing.

(i)  Incurrence of Liens. So long as the Promissory Notes are outstanding, the Company shall not, directly or indirectly, allow or suffer to exist any Lien, other than Permitted Liens (as defined in the Promissory Note), upon any property or assets (including accounts and contract rights) owned by the Company.

(j)  Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(k)  Allocation of Purchase Price for Federal Income Tax Purposes. In accordance with Treasury regulations section 1.1273-2(h), the Company shall allocate the (i) Note Purchase Price between the Promissory Notes and the Warrants based upon their relative fair market values and (ii) Yield Enhancement Purchase Price between the Yield Enhancement Shares based upon their relative fair market value. In making such allocation, the parties hereto shall agree, based upon the advice of their financial advisors, upon the appropriate methodology to be used for determining the relative fair market values of the Promissory Notes, the Warrants and the Yield Enhancement Shares.

(l)  No Short Sales Permitted. Beginning on the Closing Date and until such time as the Promissory Notes have been fully repaid by the Company, Buyer and its affiliates, whether foreign or domestic, will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 of Regulation SHO under the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Stock or other securities purchased pursuant to this Agreement.

(m) Pro Rata Participation.

(i)  As long as Buyer holds at least 1,000,000 shares of Common Stock of the Company, the Company shall permit Buyer to purchase its pro rata share of New Securities (as defined below) on terms and conditions that are equal to those offered by the Company in a subsequent sale of New Securities after the date of this Agreement. Buyer’s pro rata share, for purposes of this Section 4(m), is equal to the ratio of (a) the number of shares of Common Stock owned by Buyer immediately prior to the issuance of New Securities to (b) the total number of shares of Common Stock outstanding. Buyer may assign its right of participation hereunder to any person to which Buyer may transfer registration rights pursuant to the terms of the Registration Rights Agreement. “New Securities” shall mean any capital stock of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include: (A) the Warrants and Yield Enhancement Shares issued pursuant to this Agreement and the Warrant Shares issuable upon exercise thereof; (B) shares of Common Stock and options, warrants or other rights to purchase Common Stock issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to restricted stock purchase agreements, stock option plans or similar arrangements approved by Board of Directors; (C) securities issued pursuant to the conversion or exercise of any convertible securities, options or warrants outstanding as of this date of this Agreement; (D) securities issued pursuant to a qualified public offering; (E) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation or entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors of the Company; or (F) shares of Common Stock issued or issuable to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company.

(ii)  In the event the Company proposes to undertake an issuance of New Securities, it shall give Buyer written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Buyer shall have twenty (20) days after any such notice is mailed or delivered to agree to purchase Buyer’s pro rata share of such New Securities and to indicate whether such Buyer desires to exercise its option for the price and upon the terms specified in the notice by giving written notice to the Company, stating therein the quantity of New Securities to be purchased.

(n) Corporate Existence. So long as Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

5. TRANSFER AGENT INSTRUCTIONS.

(a)  Registers. The Company’s transfer agent is Registrar and Transfer Company. The Company’s transfer agent maintains a register for the Common Stock in which it records the name and address of each Person in whose name the Common Stock has been issued, and will keep such register open and available at all times during business hours for inspection by Buyer or its legal representatives.

(b)  Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Buyer or its respective nominee(s), for the Yield Enhancement Shares and Warrant Shares in such amounts as specified from time to time by Buyer to the Company in the form of Exhibit G attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Sections 2(j) and 2(k) hereof, will be given by the Company to its transfer agent with respect to the Yield Enhancement Shares and Warrant Shares and that the Yield Enhancement Shares and Warrant Shares shall otherwise be freely transferable (subject to applicable federal and state securities laws) on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If Buyer effects a sale, assignment or transfer of Yield Enhancement Shares and Warrant Shares in accordance with Sections 2(j) and 2(k), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Buyer to effect such sale, transfer or assignment (subject to applicable federal and state securities laws). In the event that such sale, assignment or transfer involves Yield Enhancement Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Yield Enhancement Shares or Warrant Shares to Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer.

6. CONDITIONS TO THE COMPANY’S OBLIGATIONS TO SELL.

(a) The obligations of the Company hereunder to issue and sell the Initial Promissory Note, Initial Warrants, and Initial Yield Enhancement Shares to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(i) Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) Buyer shall have delivered to the Company and the Escrow Agent the Initial Note Purchase Price (less the amounts withheld by it pursuant to Section 4(g)) for the Initial Promissory Note and Initial Warrants being purchased by Buyer at the Closing, pursuant to the terms of the escrow provisions in Section 1(b)(iii) of the Agreement and the Escrow Agreement, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) Buyer shall have delivered to the Company the Initial Yield Enhancement Payment for the Initial Yield Enhancement Shares being purchased by Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iv) The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date. Company shall have received certificates, executed by an authorized representative of the Buyer, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer, substantially in the form attached hereto as Exhibit H.

(b) The obligations of the Company hereunder to issue and sell the Secondary Promissory Note, Secondary Warrants and the Secondary Yield Enhancement Shares to Buyer at the Second Tranche Closing is subject to the satisfaction, at or before the Second Tranche Payment Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Buyer with prior written notice thereof:

(i) Buyer shall have deposited in the Escrow Account the Second Note Payment for the Secondary Promissory Note and Secondary Warrants being purchased by Buyer at the Second Tranche Closing, pursuant to the terms of the escrow provisions in Section 1(c)(iii) of the Agreement and the Escrow Agreement, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(ii) Buyer shall have delivered to the Company the Second Yield Enhancement Payment for the Secondary Yield Enhancement Shares being purchased by Buyer at the Second Tranche Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of Buyer shall be true and correct in all material respects as of the date when made and as of the Second Tranche Payment Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Second Tranche Payment Date. Company shall have received certificates, executed by an authorized representative of the Buyer, dated as of the Second Tranche Payment Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer, substantially in the form attached hereto as Exhibit P.

7. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of Buyer hereunder to purchase the Initial Promissory Note, Initial Warrants and Initial Yield Enhancement Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)  The Company shall have executed and delivered to Buyer (A) each of the Transaction Documents, (B) the Initial Promissory Note, (C) the Initial Warrants being purchased by Buyer at the Closing pursuant to this Agreement and (D) the stock certificates representing the Initial Yield Enhancement Shares being purchased by Buyer at the Closing pursuant to this Agreement.

(ii)  Buyer shall have received the opinion of Hughes & Luce LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit I attached hereto.

(iii)  Buyer shall have received the opinion of Grech, Vella, Tortell & Hyzler, the Company’s local counsel in Malta, dated as of the Closing Date, in substantially the form of Exhibit J attached hereto.

(iv)  Buyer shall have received the opinion of Simpson Grierson, the Company’s local counsel in New Zealand, dated as of the Closing Date, in substantially the form of Exhibit K attached hereto.

(v)  Buyer shall have received the opinion of Richards, Buell, Sutton LLP, the Company’s local counsel in Canada, dated as of the Closing Date, in substantially the form of Exhibit L attached hereto.

(vi)  The Company shall have delivered to Buyer a copy of the Irrevocable Transfer Agent Instructions attached hereto as Exhibit G, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(vii)  The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Closing Date.

(viii)  The Company shall have delivered to Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date reasonably proximate to Closing Date.

(ix)  The Company shall have delivered to Buyer a certificate evidencing, for each of Company’s Subsidiaries, its qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Subsidiary conducts business, as of a date reasonably proximate to Closing Date.

(x)  The Company shall have delivered to Buyer a certified copy of the Company’s articles of incorporation as certified by the Secretary of State of the State of Delaware reasonably proximate to the Closing Date.

(xi)  The Company shall have delivered to Buyer a certified copy of each Subsidiary’s articles of incorporation (or comparable formation document) as certified by the Secretary of State (or comparable office) of the jurisdiction in which such Subsidiary is incorporated reasonably proximate to the Closing Date.

(xii)  The Company shall have delivered to Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, substantially in the form attached hereto as Exhibit M, as to (A) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to Buyer, (B) the Company’s articles of incorporation and (C) the Company’s bylaws, each as in effect at the Closing.

(xiii)  The Company shall have delivered to Buyer certificates, executed by the Secretary (or comparable officer or manager) of each of the Company’s Subsidiaries and dated as of the Closing Date, substantially in the form attached hereto as Exhibit M, as to (A) the resolutions consistent with Section 3(b) as adopted by such Subsidiary’s board of directors (or other governing body) in a form reasonably acceptable to Buyer, (B) such Subsidiary’s articles of incorporation (or other formation documents) and (C) such Subsidiary’s bylaws (or other operating agreements), each as in effect at the Closing.

(xiv)  The representations and warranties of the Company and its Subsidiaries shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company and its Subsidiaries shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Buyer shall have received certificates, executed by the Chief Executive Officer (or duly authorized officer or director for foreign Subsidiaries) of the Company and its Subsidiaries, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer, substantially in the form attached hereto as Exhibit N.

(xv)  The Company shall have delivered to Buyer a letter from Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(xvi)  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xvii)  Each of the Subsidiaries shall have executed and delivered to Buyer this Agreement.

(xviii)  The Company and its Subsidiaries shall have executed and delivered to Buyer the Security Agreement, substantially in the form attached hereto as Exhibit E.

(xix)  The Company and its Subsidiaries (other than ATG US) shall have executed and delivered to Buyer the Guaranty, substantially in the form attached hereto as Exhibit F.

(xx)  The Company’s management shareholders and the Blankstein family shareholders have executed the lock-up agreement in favor of Buyer, substantially in the form attached hereto as Exhibit O.

(xxi)  The Company shall have obtained and delivered to Buyer searches of Uniform Commercial Code filings (or comparable searches for foreign jurisdictions) in the jurisdictions of formation of the Company and its Subsidiaries, the jurisdiction of the chief executive offices of the Company and its Subsidiaries and each jurisdiction where any Collateral (as defined in the Security Agreement) exceeding a value of $10,000 is located or where a filing would need to be made in order to perfect Buyer’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

(xxii)  The Company and its Subsidiaries shall have executed and delivered to Buyer UCC financing statements (or comparable statements for foreign jurisdictions) for each appropriate jurisdiction as is necessary, in Buyer’s sole discretion, to perfect Buyer’s security interest in the Collateral.

(xxiii)  The Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

(xxiv)  There is a valid exemption under the 1933 Act regarding the offering and sale of the Promissory Notes, the Yield Enhancement Shares, and the Warrants.

(xxv)  The Buyer has completed a due diligence review and investigation of the Company.

(xxvi)  There have been no material adverse changes in the business condition (financial or otherwise), earnings or properties of the Company.

(xxvii)  There has been no material disruption in the market for Common Stock (including, but not limited to, a material decrease in the trading price or trading volume of the Common Stock) or the U.S. stock markets as a whole.

(b) The obligation of Buyer hereunder to purchase the Secondary Promissory Note, Secondary Warrants and Secondary Yield Enhancement Shares at the Second Tranche Closing is subject to the satisfaction, at or before the Second Tranche Payment Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)  The Company shall have executed and delivered to Buyer (A) the Secondary Promissory Note, (B) the Secondary Warrants being purchased by Buyer at the Closing pursuant to this Agreement and (C) the stock certificates representing the Initial Yield Enhancement Shares being purchased by Buyer at the Closing pursuant to this Agreement.

(ii)  Buyer shall have received the opinion of Hughes & Luce LLP, the Company’s outside counsel, dated as of the Second Tranche Payment Date, in substantially the form of Exhibit I attached hereto.

(iii)  Buyer shall have received the opinion of Grech, Vella, Tortell & Hyzler, the Company’s local counsel in Malta, dated as of the Second Payment Date, in substantially the form of Exhibit J attached hereto.

(iv)  Buyer shall have received the opinion of Simpson Grierson, the Company’s local counsel in New Zealand, dated as of the Second Payment Date, in substantially the form of Exhibit K attached hereto.

(v)  Buyer shall have received the opinion of Richards, Buell, Sutton LLP, the Company’s local counsel in Canada, dated as of the Second Payment Date, in substantially the form of Exhibit L attached hereto.

(vi)  The Company shall have delivered to Buyer a copy of the Irrevocable Transfer Agent Instructions attached hereto as Exhibit G, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(vii)  The Company shall have delivered to Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date reasonably proximate to the Second Tranche Payment Date.

(viii)  The Company shall have delivered to Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date reasonably proximate to Second Tranche Payment Date.

(ix)  The Company shall have delivered to Buyer a certificate evidencing, for each of Company’s Subsidiaries, its qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such Subsidiary conducts business, as of a date reasonably proximate to Second Tranche Payment Date.

(x)  The Company shall have delivered to Buyer a certified copy of the Company’s articles of incorporation as certified by the Secretary of State of the State of Delaware reasonably proximate to the Second Tranche Payment Date.

(xi)  The Company shall have delivered to Buyer a certified copy of each Subsidiary’s articles of incorporation (or comparable formation document) as certified by the Secretary of State (or comparable office) of the jurisdiction in which such Subsidiary is incorporated reasonably proximate to the Second Tranche Payment Date.

(xii)  The Company shall have delivered to Buyer a certificate, executed by the Secretary of the Company and dated as of the Second Tranche Payment Date, substantially in the form attached hereto as Exhibit M, as to (A) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors in a form reasonably acceptable to Buyer, (B) the Company’s articles of incorporation and (C) the Company’s bylaws, each as in effect at the Closing.

(xiii)  The Company shall have delivered to Buyer certificates, executed by the Secretary (or comparable officer or manager) of each of the Company’s Subsidiaries and dated as of the Second Tranche Payment Date, substantially in the form attached hereto as Exhibit M, as to (A) the resolutions consistent with Section 3(b) as adopted by such Subsidiary’s board of directors (or other governing body) in a form reasonably acceptable to Buyer, (B) such Subsidiary’s articles of incorporation (or other formation documents) and (C) such Subsidiary’s bylaws (or other operating agreements), each as in effect at the Closing.

(xiv)  The representations and warranties of the Company and its Subsidiaries shall be true and correct as of the date when made and as of the Second Tranche Payment Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company and its Subsidiaries shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Second Tranche Payment Date. Buyer shall have received certificates, executed by the Chief Executive Officer (or duly authorized officer or director for foreign Subsidiaries) of the Company and its Subsidiaries, dated as of the Second Tranche Payment Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer, substantially in the form attached hereto as Exhibit Q.

(xv)  The Company shall have delivered to Buyer a letter from Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Second Tranche Payment Date.

(xvi)  The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xvii)  Each of the Subsidiaries shall have executed and delivered to Buyer this Agreement.

(xviii)  The Company and its Subsidiaries shall have executed and delivered to Buyer the Security Agreement, substantially in the form attached hereto as Exhibit E.

(xix)  The Company and its Subsidiaries (other than ATG US) shall have executed and delivered to Buyer the Guaranty, substantially in the form attached hereto as Exhibit F.

(xx)  The Company shall have obtained and delivered to Buyer searches of Uniform Commercial Code filings (or comparable searches for foreign jurisdictions) in the jurisdictions of formation of the Company and its Subsidiaries, the jurisdiction of the chief executive offices of the Company and its Subsidiaries and each jurisdiction where any Collateral (as defined in the Security Agreement) exceeding a value of $10,000 is located or where a filing would need to be made in order to perfect Buyer’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens.

(xxi)  The Company and its Subsidiaries shall have executed and delivered to Buyer UCC financing statements (or comparable statements for foreign jurisdictions) for each appropriate jurisdiction as is necessary, in Buyer’s sole discretion, to perfect Buyer’s security interest in the Collateral.

(xxii)  The Company shall have delivered to Buyer such other documents relating to the transactions contemplated by this Agreement as Buyer or its counsel may reasonably request.

(xxiii)  There is a valid exemption under the 1933 Act regarding the offering and sale of the Promissory Notes, the Yield Enhancement Shares, and the Warrants.

(xxiv)  There have been no material adverse changes in the business condition (financial or otherwise), earnings or properties of the Company.

(xxv)  There has been no material disruption in the market for Common Stock (including, but not limited to, a material decrease in the trading price or trading volume of the Common Stock) or the U.S. stock markets as a whole.

(xxvi)  There has been no Event of Default under the Initial Promissory Note.

8. TERMINATION.

(a) Closing. In the event that the Closing shall not have occurred with respect to Buyer on or before five business days from the date hereof due to the Company’s or Buyer’s failure to satisfy the conditions set forth in Section 6(a) and Section 7(a) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(b) Second Tranche Closing. In the event that the Second Tranche Closing shall not have occurred with respect to Buyer on or before five business days of the Second Tranche Payment Date due to the Company’s or Buyer’s failure to satisfy the conditions set forth in Section 6(b) and Section 7(b) above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party provided that this shall not preclude any party from any claim with respect to the Initial Promissory Note, Initial Warrants, Initial Yield Enhancement Shares and the related Transaction Documents.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between Buyer, the Company, the Company’s Subsidiaries, and their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Company, the Company’s Subsidiaries or Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. The Company has not, directly or indirectly, made any agreements with Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:  Tribeworks, Inc.
2001 152nd Avenue NE
Redmond, Washington 98052
Attn: Peter B. Jacobson
Facsimile: (949) 723-0970

With a copy (which shall not constitute notice) sent to:

Hughes & Luce, LLP
1717 Main Street, Suite 2800
Dallas, Texas 75201
Attn: I. Bobby Majumder, Partner
Facsimile: (214) 939-5849

If to Buyer:   West Coast Opportunity Fund, LLC
2151 Alessandro Drive, Suite 100
Ventura, CA 93001
Attn: Atticus Lowe, CFA
Facsimile: (805) 648-6488

With a copy (which shall not constitute notice) sent to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173 Attn: Stephen E. Older, Esq. Meir A. Lewittes, Esq. Facsimile: (212) 547-5444

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party may assign this Agreement without the prior written consent of the other party, provided, however, that Buyer may assign some or all of its rights hereunder in connection with transfer of any of its Securities pursuant to the terms contemplated herein without the consent of the Company.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. Buyer agrees to indemnify, defend and hold harmless the Company and its officers, directors, subsidiaries and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys' fees) which Company may incur by reason of Buyer’s failure to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by Buyer herein. The Company hereby agrees to indemnify, defend and hold harmless Buyer and its officers, directors, subsidiaries and affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys' fees) which Buyer may incur by reason of the Company's failure to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by the Company herein.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to Buyer hereunder or pursuant to any of the other Transaction Documents or Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature Pages Follow]

IN WITNESS WHEREOF, Buyer, the Company and the Subsidiaries have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

TRIBEWORKS, INC.

By:
Name: Peter B. Jacobson
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

SUBSIDIARIES:

ATLAS TECHNOLOGY GROUP HOLDINGS LIMITED

By:
Name: B.S.P. Marra
Title:

ATLAS TECHNOLOGY GROUP (NZ) LIMITED

By:
Name: B.S.P. Marra
Title:

TAKECAREOFIT LIMITED

By:
Name: B.S.P. Marra
Title:

ATLAS TECHNOLOGY GROUP (US), INC.

By:
Name: Peter B. Jacobson
Title: President

ATLAS TECHNOLOGY GROUP CONSULTING INC.

By:
Name: Michael T. Murphy
Title: President

BLIVE NETWORKS INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

BUYER:

WEST COAST OPPORTUNITY FUND, LLC

By:
Name: Atticus Lowe
Title: Chief Investment Officer

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

FORM OF PROMISSORY NOTES

EXHIBIT B

FORM OF WARRANTS

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

ESCROW AGREEMENT

EXHIBIT E

SECURITY AGREEMENT

EXHIBIT F

FORM OF GUARANTY

EXHIBIT G

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

EXHIBIT H

BUYER’S CLOSING CERTIFICATE

EXHIBIT I

U.S. LEGAL OPINION

EXHIBIT J

MALTA LEGAL OPINION

EXHIBIT K

NEW ZEALAND LEGAL OPINION

EXHIBIT L

CANADIAN LEGAL OPINION

EXHIBIT M

SECRETARY’S CERTIFICATE

EXHIBIT N

COMPANY’S CLOSING CERTIFICATE

EXHIBIT O

FORM OF LOCK-UP AGREEMENT

EXHIBIT P

BUYER’S SECOND TRANCHE CLOSING CERTIFICATE

EXHIBIT Q

COMPANY’S SECOND TRANCHE CLOSING CERTIFICATE